Exhibit 99

Media	Investors
Janis Smith	Bob Strickland
(415)396-7711	(415)396-0523
Tuesday, April 18, 2006
WELLS FARGO REPORTS RECORD QUARTERLY EPS, REVENUE
Quarterly Net Income Exceeds $2 Billion for First Time
•	Record diluted earnings per share of $1.19, up 10 percent from prior year’s $1.08, up 18 percent (annualized) from fourth quarter 2005

•	Record net income of $2.02 billion, up 9 percent from prior year’s $1.86 billion, up 18 percent (annualized) from fourth quarter 2005; first time quarterly earnings exceeded $2 billion

•	Return on equity of 19.9 percent

•	Revenue up 6 percent from prior year; 17 percent revenue growth in businesses other than Wells Fargo Home Mortgage (Home Mortgage)

•	Average loans up 8 percent from prior year despite sale of $51 billion of adjustable rate mortgages (ARMs) since the beginning of 2005

•	Average core deposits up 10 percent from prior year

•	Net charge-offs down $270 million from prior quarter and 26 percent from prior year

	First Quarter
			%
	2006	2005	Change
Earnings
Diluted earnings per share	$1.19	$1.08	10%
Net income (in billions)	2.02	1.86	9

Asset Quality
Net charge-offs as % of avg. total loans	.56%	.83%	(33)
Nonperforming assets as % of total loans*	.60	.48	25

Other
Revenue (in billions)	$8.56	$8.09	6
Average loans (in billions)	311.1	287.3	8
Average core deposits (in billions)	254.0	231.8	10
*As a result of a change in regulatory reporting requirements effective January 1, 2006, $227 million of foreclosed real estate securing Government National Mortgage Association (GNMA) loans has been classified as nonperforming. These assets are fully collectible because the corresponding GNMA loans are insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veteran Affairs.

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported record diluted earnings per common share of $1.19 for first quarter 2006, compared with $1.08 in first quarter 2005, up 10 percent. Net income was a record $2.02 billion, up 9 percent from $1.86 billion in first quarter 2005.
“Driven by our time-tested vision and business model – to satisfy all our customers’ financial needs and help them succeed financially – this was a milestone quarter for our outstanding team, not just because they again delivered double-digit growth in earnings per share, but because we surpassed $2 billion in quarterly earnings for the first time in our Company’s history,” said Chairman and CEO Dick Kovacevich. “It wasn’t that long ago that we made only $2 billion in an entire year. Revenue growth, our industry’s single most important measure of long-term success, was six percent and the combined revenue of our businesses other than Home Mortgage grew at a strong double-digit pace, up 17 percent. Our mortgage business for the first time exceeded $1 trillion in owned servicing and continued to be, as it has been since 1992, the nation’s largest retail mortgage originator. The Office of the Comptroller of the Currency rated Wells Fargo Bank, N.A. ‘Outstanding’ for Community Reinvestment, the highest possible rating, earned by fewer than one of every five national banks – and Fortune magazine ranked Wells Fargo America’s #1 ‘Most Admired’ large bank.”
Financial Performance
Diluted earnings per share were a record $1.19, up 10 percent from $1.08 in first quarter 2005 and up 18 percent (annualized) from $1.14 in fourth quarter 2005. First quarter results for the first time were reduced by $52 million, or $.02 per share, for expensing stock options required under FAS 123R. Due to the $33 million immediate expensing of stock options for retirement-eligible team members, the $.02 per share for stock option expense in first quarter was $.01 per share more than the Company’s expected $.01 per share quarterly option expense for the remainder of 2006.
During first quarter 2006, the Company adopted fair value accounting for mortgage servicing rights (MSRs), which resulted in an addition to equity of $158 million pre-tax ($101 million after-tax). This was offset by $184 million in net MSRs valuation losses recorded in earnings (higher MSRs valuation during the quarter less economic hedging losses in a rising rate environment). The interest rate effect on the fair value of mortgage servicing during the quarter, therefore, was negligible, although part of the MSRs fair value change – the $158 million pre-tax increase – was booked directly to the equity account and part – the $184 million net MSRs valuation loss – was recorded as a charge to earnings. As previously announced, the Company sold Island Finance’s operations in Puerto Rico, which resulted in a pre-tax gain of $127 million.
“We’re very pleased with our first quarter results,” said Chief Financial Officer Howard Atkins. “They reflect a continuation of the same trends we’ve seen for many quarters now – double-digit earnings growth, with net income exceeding $2.0 billion for the first time ever. We had solid, broad-based, and, in many businesses, accelerating revenue growth, with revenue in businesses other than Home Mortgage up a combined 17 percent from a year ago and up 20 percent (annualized) from fourth quarter 2005. Our net interest margin was stable and reflected our success in growing core deposits as well as actions we took in 2005 and in first quarter 2006 to shed lower-yielding assets and boost earning asset yields. Credit quality was exceptionally strong and we continued to invest for future growth by adding more sales people, more stores, new technology and by sales, at a loss, of investment securities and low-

yielding ARMs. Many of our businesses achieved double-digit, year-over-year profit growth, including businesses that serve our retail and small business customers in Community Banking – our regional banking groups, credit card, business direct, education financial services, and corporate trust; businesses that serve mid-sized and large corporations in Wholesale Banking – commercial banking, asset management, commercial real estate, international trade services, insurance, Eastdil Secured and specialized financial services; and our consumer finance business, Wells Fargo Financial.”
Revenue
Revenue of $8.6 billion for first quarter 2006 grew $466 million, or 6 percent, from a year ago. Home Mortgage revenue declined $665 million from $1.5 billion in first quarter 2005 to $853 million in first quarter 2006. Combined revenue of businesses other than Home Mortgage grew 17 percent from first quarter 2005 to $7.7 billion in first quarter 2006. “Revenue growth was broad based and included double-digit, year-over-year growth in regional banking, Wells Fargo Financial, and many of our wholesale/commercial businesses,” said Atkins. Revenue growth was driven by continued growth in average loans (up 8 percent in total year-over-year and up 17 percent excluding real estate 1-4 family loans) and in average core deposits (up 10 percent year-over-year), a stable net interest margin and growth in assets under management, up 16 percent year-over-year.
On a linked-quarter basis, total revenue was up 3 percent (annualized). Home Mortgage revenue declined $296 million from $1.15 billion in fourth quarter 2005 largely due to the net MSRs valuation loss that went through earnings. Combined revenue of businesses other than Home Mortgage grew 20 percent (annualized) from fourth quarter 2005, with virtually every business achieving accelerated sales and revenue growth on a linked-quarter basis.
Loans
Average loans of $311.1 billion in first quarter 2006 increased 8 percent from first quarter 2005 and 7 percent (annualized) on a linked-quarter basis. Excluding real estate 1-4 family first mortgages – the loan category affected by the sale of $51 billion of ARMs since the beginning of 2005 – total average loans grew by $34.1 billion, or 17 percent, from first quarter 2005 and 13 percent (annualized) on a linked-quarter basis.
Average commercial and commercial real estate loans increased $11.4 billion, or 11 percent, from first quarter 2005 and increased $2.6 billion, or 10 percent (annualized), from fourth quarter 2005 – the sixth consecutive quarter of double-digit, linked-quarter growth. Commercial loan growth was broad based across most of the Company’s businesses, including small business direct, middle market, commercial real estate, asset-based lending, trade finance and specialized financial services.
Average consumer loans increased $10.8 billion, or 6 percent, from first quarter 2005 (up 21 percent excluding real estate 1-4 family first mortgages), and grew $2.1 billion, or 5 percent (annualized), on a linked-quarter basis (up 14 percent excluding 1-4 family first mortgages). Home equity, credit card, and other revolving credit and installment loans grew at double-digit rates (annualized) on a linked-quarter basis. Linked-quarter loan growth was also reduced by the sale of Island Finance’s operations in Puerto Rico, which had $636 million in receivables.

Deposits
“The continued strong growth in core deposits and checking accounts was a result of strong new account growth and improved customer retention rates,” said Atkins. Average core deposits of $254.0 billion for first quarter 2006 grew $22.2 billion, or 10 percent, from first quarter 2005, and increased $626 million on a linked-quarter basis. Average mortgage escrow deposits were $15.5 billion for first quarter 2006, up $1.6 billion from first quarter 2005 and down $2.2 billion from fourth quarter 2005. Excluding mortgage escrow balances, total average core deposits grew 9 percent from first quarter 2005 and 5 percent (annualized) from fourth quarter 2005. Average retail core deposits grew $20.3 billion, or 11 percent, from first quarter 2005 and increased $2.1 billion, or 4 percent (annualized), from fourth quarter 2005. Average consumer checking account balances grew 11 percent from first quarter 2005 and 15 percent (annualized) on a linked-quarter basis.
“A modest linked-quarter decline in business checking account balances occurred since business customers can maintain lower compensating balances at higher interest rates,” said Atkins. “The decline may also be the first sign of companies using their cash balances to grow their business, which is consistent with the small business loan growth we continued to experience.”
Net Interest Income
Net interest income for first quarter 2006 increased 9 percent from a year ago, due to 9 percent growth in average earning assets and a relatively stable net interest margin. Net interest income increased 3 percent (annualized) on a linked-quarter basis due to 7 percent growth (annualized) in average earning assets and a 1 basis point increase in net interest margin to 4.85 percent, partially offset by fewer days. “Despite the flat to inverted yield curve during the quarter, our stable margin reflected our ability to continue to grow checking and savings deposits and the benefit of our continued focus on balance sheet repositioning actions including the sale of our lowest yielding ARMs and debt securities,” said Atkins.
Noninterest Income
Noninterest income increased $49 million, or 1 percent, from first quarter 2005. Excluding mortgage banking, noninterest income increased 16 percent from first quarter 2005, reflecting strong year-over-year growth in deposit service charges, up 8 percent; trust and investment fees, up 10 percent; other fees, largely loan-related, up 8 percent; insurance, up 8 percent; equity investments, up $119 million; and the $127 million gain related to the sale of Island Finance’s operations in Puerto Rico. First quarter noninterest income also included $9 million in losses related to the sale of ARMs and $35 million in net bond losses related to repositioning for higher bond yields in our corporate and Home Mortgage portfolios. Mortgage banking noninterest income declined $399 million due to the $184 million net MSRs valuation loss that was recorded to earnings ($522 million fair value gain less $706 million hedging loss), compared with a $271 million valuation allowance release (income) and $85 million hedge gain in first quarter 2005.
Noninterest Expense
Noninterest expense was up $382 million from first quarter 2005 and up $191 million from fourth quarter 2005. “Expense growth both year-over-year and linked-quarter was primarily driven by continued investment in our businesses, both additional sales personnel and new stores,” said Atkins. During the quarter, the Company opened 23 regional banking stores, 2 commercial banking offices, renovated 72 banking stores and added 425 retail bankers. Noninterest expense included $52 million, or $.02 a share, in stock option expense as required under FAS 123R, and $23 million of incremental technology investments and integration expense. Home Mortgage expenses were down 8 percent (annualized) on a linked-quarter basis reflecting the Company’s ability to reduce expenses as first mortgage originations declined in the quarter.
Credit Quality
“First quarter credit results were strong and continued to show excellent performance across all our loan portfolios,” said Chief Credit Officer Dave Munio. Residential real estate credit performance remained strong and wholesale portfolios continued to experience historically low loss rates. Net charge-offs for first quarter 2006 were $433 million (.56 percent of average loans outstanding, annualized), compared with $703 million (.91 percent) during fourth quarter 2005, which included $171 million (.22 percent) for incremental bankruptcies above normalized levels, and $585 million (.83 percent) during first quarter 2005, which included $163 million (.23 percent) related to changes in loss recognition rules at Wells Fargo Financial to conform to Federal Financial Institutions Examination Council bank standards for recognizing credit losses. After the October 2005 legislation change, personal bankruptcy levels fell significantly below historic run rates and have remained at this low level during first quarter 2006. “We continue to work with our customers affected by Hurricane Katrina. We believe our allowance for loan losses at March 31, 2006, was adequate,” said Munio.
Total nonperforming assets were $1.85 billion (.60 percent of total loans) at March 31, 2006, compared with $1.53 billion (.49 percent) at year-end 2005 and $1.41 billion (.48 percent) at March 31, 2005. Foreclosed assets, a component of total nonperforming assets, included an additional $227 million of foreclosed real estate securing GNMA loans in first quarter 2006, due to a change in regulatory reporting requirements effective January 1, 2006. These assets are fully collectible because the corresponding GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. The remaining quarterly increase in nonperforming assets was a natural consequence of continued growth in several of the Company’s residential real estate and automobile portfolios. Commercial and commercial real estate nonperforming assets decreased $187 million from a year ago.
Business Segment Performance
Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial. Net income for each of the three business segments was:

	First Quarter
			%
(in millions)	2006	2005	Change
Community Banking	$1,210	$1,353	(11)%
Wholesale Banking	528	451	17
Wells Fargo Financial	280	52	438
More financial information about the business segments is on page 24.

Community Banking offers a complete line of banking and diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

Selected Financial Information	First Quarter
			%
(in millions)	2006	2005	Change
Total revenue	$5,399	$5,466	(1)%
Provision for credit losses	189	187	1
Noninterest expense	3,387	3,220	5
Net income	1,210	1,353	(11)
Average loans (in billions)	190.4	183.9	4
Average assets (in billions)	314.8	289.8	9
•	Average core deposits up 11 percent from prior year
•	Average loans up 4 percent from prior year; up 18 percent excluding real estate 1-4 family first mortgages
•	Private Client Services (PCS)
o	Revenue up 8 percent from prior year
o	Core deposits up 27 percent from prior year
•	Internet highlights
o	Active online consumers of 7.6 million, up 17 percent from prior year, reaching 58 percent of consumer checking accounts
o	Bill payment and presentment customers of 3.6 million, up 46 percent from prior year
o	700,000 active online small business customers, up 22 percent from prior year
“Demonstrating the benefit of our diversified business model, most of our consumer business showed strong growth this quarter and helped to offset the decline at Home Mortgage,” said President and COO John Stumpf. “Our outstanding team continues to make very solid progress in many of our measures of the quality of the experience we provide our customers. We survey 30,000 of our customers each month and have seen meaningful improvement in customer loyalty scores, which leads directly to improved cross-sell ratios and improved customer retention.”
Community Banking reported net income of $1.21 billion, down 11 percent from first quarter 2005 due to a decline in Home Mortgage net income. Net interest income increased $165 million, or 5 percent, compared with first quarter 2005, due primarily to growth in earning assets and deposits. Despite a flat yield curve, the net interest margin remained stable due to continued balance sheet repositioning. Earning assets grew despite sales of low-yielding ARMs and debt securities. Noninterest income decreased $232 million, or 10 percent, compared with first quarter 2005, due primarily to lower mortgage banking revenue, partially offset by higher equity investment gains and higher deposit service charges and card fees.
Regional Banking Highlights
•	Record core product sales of 4.56 million, up 18 percent from prior year
•	Core sales per platform sales banker FTE (active, full-time equivalent) of 5.18 per day, up from 5.02 in prior year
•	Record retail bank household cross-sell of 4.9 products per consumer household

•	Wells Fargo PackageSM sales up 46 percent from prior year, and were purchased by 56 percent of new checking account customers
•	Added 1,788 platform banker FTEs from prior year
•	Store-based customer loyalty scores continue to improve year-over-year, with double-digit improvement since first quarter 2004
•	Small Business
o	Store-based business solutions (sales) up 37 percent from prior year
o	Loans to small businesses (loans primarily less than $100,000 on our Business Direct platform) grew 19 percent from prior year
“Our talented and dedicated team achieved another record breaking solutions (sales) performance in first quarter, including an 18 percent increase in core product sales over the same period last year,” said Carrie Tolstedt, Group EVP, Regional Banking. “We achieved core sales per platform banker FTE of 5.18 per day, up from 5.02 in the prior year. More than 56 percent of new checking account customers purchased Wells Fargo PackagesSM – a checking account and at least three other products. As a result of these strong sales, customer cross-sell reached a record high of 4.9 products per consumer (retail bank household). To better serve our customers and help them succeed financially, we opened 23 banking stores and added 358 platform banker FTEs during the quarter, and increased the number of licensed bankers by 39 percent over the prior year.”
Home Mortgage and Home Equity Highlights
•	Mortgage originations of $91 billion, up 40 percent from prior year
•	Mortgage applications of $95 billion, up 7 percent from prior quarter
•	Mortgage application pipeline of $59 billion, up 18 percent from prior quarter
•	Record owned mortgage servicing portfolio of $1.04 trillion, up 24 percent from March 31, 2005 and up 21 percent (annualized) from prior quarter
•	National Home Equity Group portfolio of $73 billion
•	Wells Fargo Home Mortgage named leading home purchase lender in 2005 by Inside Mortgage Finance
“Interest rates rose significantly over the prior year, but, thanks to our outstanding team, our origination volumes were up 40 percent from the first quarter of 2005,” said Mark Oman, senior EVP, Home and Consumer Finance Group. “While we have seen a slow down in refinancing activity, the purchase market where we are the leading lender remained historically strong. We also saw double-digit growth in our trillion dollar owned servicing portfolio. This portfolio, which has an average note rate of 5.75 percent, provides cross sell and retention opportunities to over 5.6 million customers.”
The National Home Equity Group portfolio was $73 billion as of March 31, 2006. The credit quality of this portfolio remained very strong.

Wholesale Banking serves customers coast to coast, including middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, trade services, specialized lending, equipment finance, capital markets activities and institutional investments.

Selected Financial Information	First Quarter
			%
(in millions)	2006	2005	Change
Total revenue	$1,776	$1,517	17%
Provision (reversal of provision) for credit losses	(2)	4	—
Noninterest expense	992	842	18
Net income	528	451	17
Average loans (in billions)	67.6	59.5	14
Average assets (in billions)	95.9	85.7	12
•	Average loans up 14 percent
•	Strong credit quality
•	Acquired real estate investment banking firm Secured Capital Corp to form Eastdil Secured
•	Agreed to acquire factoring company Commerce Funding Corporation
•	Opened Wholesale offices in Buffalo, New York and Nashville, Tennessee
“We achieved another quarter of strong, broad-based loan growth across our business lines, with average loans up 14 percent from a year ago,” said Dave Hoyt, senior EVP, Wholesale Banking. “In January we acquired Secured Capital Corp to create Eastdil Secured, L.L.C. one of the country’s most active firms in investment property sales, debt placement and commercial mortgage loan sales. Eastdil Secured will also engage in investment banking nationwide and raise private equity through its broker dealer affiliate. We also agreed to acquire the Virginia-based factoring company Commerce Funding Corporation, a leading provider of financing to government contractors. To further expand our national presence, we added a middle-market banking office in Buffalo, New York and a commercial real estate office in Nashville, Tennessee, giving us 222 wholesale offices east of the Mississippi River.
“We processed as many checks during the quarter using Desktop DepositSM – our Check 21 internet solution – as we did in the last half of 2005, a very rapid adoption by our customers of our industry-leading service. In the eight months we’ve offered this service, customers have used our image technology to electronically deposit almost 4 million checks directly from their own offices.”
Wholesale Banking reported net income of $528 million and revenue of $1.78 billion, both up 17 percent from a year ago. Revenue growth was due to increased earning assets, a wider net interest margin, strong growth in the capital markets-related businesses, underwriting gains in the crop insurance business and additional revenue from the Secured Capital acquisition. Average loans grew 14 percent to $67.6 billion and average core deposits were up 1 percent to $25.9 billion. Noninterest expense was $992 million, up 18 percent from first quarter 2005, driven by staffing, merit and incentive increases and additional expenses from the Secured Capital acquisition.

Wells Fargo Financial offers consumer loans primarily through real estate-secured debt consolidation products, automobile financing, consumer and private-label credit cards and commercial services to consumers and businesses throughout the United States and in Canada, Latin America, the Caribbean, and the Pacific Rim.

Selected Financial Information	First Quarter
			%
(in millions)	2006	2005	Change
Total revenue	$1,380	$1,106	25%
Provision for credit losses	246	394	(38)
Noninterest expense	695	630	10
Net income	280	52	438
Average loans (in billions)	53.1	43.9	21
Average assets (in billions)	58.7	49.7	18
•	Average loans up 21 percent from first quarter 2005
o	Real estate-secured receivables up 35 percent to $19.7 billion
o	Auto finance receivables up 21 percent to $22.4 billion
•	Began integrating consumer lending stores and auto lending stores into a single-store network in the U.S.
•	Sold Island Finance operations in Puerto Rico for pre-tax gain of $127 million
“Our record net income of $280 million for the quarter was driven by the consistent customer focus and commitment of our 20,000 team members, outstanding performance in auto lending and real estate-secured lending, and the sale of our Island Finance operations in Puerto Rico,” said Tom Shippee, Wells Fargo Financial president and CEO. “Our dramatic increase over first quarter 2005 earnings was partly due to the $163 million charge in the first quarter last year to conform Wells Fargo Financial’s charge-off practices with Federal Financial Institutions Examination Council guidelines. We had lower bankruptcy charge-offs and higher recoveries in the first quarter, reflecting the changes in federal bankruptcy legislation in October 2005.”
Recorded Message
A recorded message reviewing Wells Fargo’s results will be available at 5:30 a.m. Pacific Time through April 21, 2006. Dial 877-660-6853 (domestic) or 201-612-7415 (international). Enter the account number 286 and conference ID 198255. The call is also available on the internet at www.wellsfargo.com/ir and www.vcall.com.
The following appears in accordance with the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements about the Company, including statements about the expected impact of expensing stock options on our 2006 quarterly earnings per share and various statements about future credit losses and credit quality, including the impact of Hurricane Katrina. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.
There are a number of factors that could cause results to differ significantly from our expectations, including the possibility that assumptions used to estimate the expected quarterly option expense for the remainder of 2006 are wrong or may change. For other factors that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended December 31, 2005, including information incorporated into the Form 10-K from our 2005 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K.
Hurricane Katrina has affected the Company’s loan portfolios by damaging properties pledged as collateral and by impairing the ability of certain borrowers to repay their loans. The ultimate impact of the hurricane on the Company is difficult to predict and will be affected by a number of factors, including the extent of damage to the collateral, the extent to which damaged collateral is not covered by insurance, the extent to which unemployment and other economic conditions caused by the hurricane adversely affect the ability of borrowers to repay their loans, and the cost to us of collection and foreclosure moratoriums, loan forbearances and other accommodations granted to borrowers and other customers. The impact of the hurricane on the Company may be greater than anticipated.
Any factor described in this news release or in any document referred to in this news release could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.
Wells Fargo & Company is a diversified financial services company with $492 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to more than 23 million customers from more than 6,200 stores and the internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. is the only bank in the United States to receive the highest possible credit rating, “Aaa,” from Moody’s Investors Service.
# # #

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

				% Change
	Quarter ended			Mar. 31, 2006 from
	Mar. 31,	Dec. 31,	Mar. 31,	Dec. 31,	Mar. 31,
(in millions, except per share amounts)	2006	2005	2005	2005	2005

For the Quarter
Net income	$2,018	$1,930	$1,856	5%	9%
Diluted earnings per common share	1.19	1.14	1.08	4	10

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.72%	1.63%	1.75%	6	(2)
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.89	19.22	19.60	3	1

Efficiency ratio (1)	59.3	57.5	58.0	3	2

Total revenue	$8,555	$8,492	$8,089	1	6

Dividends declared per common share	.52	.52	.48	—	8

Average common shares outstanding	1,679.2	1,675.4	1,695.4	—	(1)
Diluted average common shares outstanding	1,697.9	1,693.9	1,715.7	—	(1)

Average loans	$311,132	$305,696	$287,282	2	8
Average assets	475,195	468,481	430,990	1	10
Average core deposits (2)	254,012	253,386	231,847	—	10
Average retail core deposits (3)	212,921	210,729	192,621	1	11

Net interest margin	4.85%	4.84%	4.87%	—	—

At Quarter End
Securities available for sale	$51,195	$41,834	$31,685	22	62
Loans	306,676	310,837	290,588	(1)	6
Allowance for loan losses	3,845	3,871	3,783	(1)	2
Goodwill	11,050	10,787	10,645	2	4
Assets	492,428	481,741	435,643	2	13
Core deposits (2)	258,142	253,341	234,984	2	10
Stockholders’ equity	41,961	40,660	38,477	3	9

Capital ratios
Stockholders’ equity to assets	8.52%	8.44%	8.83%	1	(4)
Risk-based capital (4)
Tier 1 capital	8.31	8.26	8.40	1	(1)
Total capital	11.49	11.64	12.37	(1)	(7)
Tier 1 leverage (4)	7.13	6.99	7.17	2	(1)

Book value per common share	$25.02	$24.25	$22.76	3	10

Team members (active, full-time equivalent)	152,000	153,500	147,000	(1)	3

Common Stock Price
High	$65.51	$64.70	$62.75	1	4
Low	60.62	57.62	58.15	5	4
Period end	63.87	62.83	59.80	2	7

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.

(3)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(4)	The March 31, 2006, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions, except per share amounts)	2006	2005	2005	2005	2005

For the Quarter
Net income	$2,018	$1,930	$1,975	$1,910	$1,856
Diluted earnings per common share	1.19	1.14	1.16	1.12	1.08

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.72%	1.63%	1.75%	1.76%	1.75%
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.89	19.22	19.72	19.76	19.60

Efficiency ratio (1)	59.3	57.5	57.5	57.9	58.0

Total revenue	$8,555	$8,492	$8,503	$7,865	$8,089

Dividends declared per common share	.52	.52	.52	.48	.48

Average common shares outstanding	1,679.2	1,675.4	1,686.8	1,687.7	1,695.4
Diluted average common shares outstanding	1,697.9	1,693.9	1,705.3	1,707.2	1,715.7

Average loans	$311,132	$305,696	$295,611	$295,636	$287,282
Average assets	475,195	468,481	448,159	435,091	430,990
Average core deposits (2)	254,012	253,386	247,187	238,308	231,847
Average retail core deposits (3)	212,921	210,729	205,078	198,805	192,621

Net interest margin	4.85%	4.84%	4.86%	4.89%	4.87%

At Quarter End
Securities available for sale	$51,195	$41,834	$34,480	$29,216	$31,685
Loans	306,676	310,837	296,189	301,739	290,588
Allowance for loan losses	3,845	3,871	3,886	3,775	3,783
Goodwill	11,050	10,787	10,776	10,647	10,645
Assets	492,428	481,741	453,494	434,981	435,643
Core deposits (2)	258,142	253,341	248,384	239,615	234,984
Stockholders’ equity	41,961	40,660	39,835	39,278	38,477

Capital ratios
Stockholders’ equity to assets	8.52%	8.44%	8.78%	9.03%	8.83%
Risk-based capital (4)
Tier 1 capital	8.31	8.26	8.35	8.57	8.40
Total capital	11.49	11.64	11.84	12.17	12.37
Tier 1 leverage (4)	7.13	6.99	7.16	7.28	7.17

Book value per common share	$25.02	$24.25	$23.74	$23.30	$22.76

Team members (active, full-time equivalent)	152,000	153,500	151,300	148,600	147,000

Common Stock Price
High	$65.51	$64.70	$62.87	$62.22	$62.75
Low	60.62	57.62	58.00	57.77	58.15
Period end	63.87	62.83	58.57	61.58	59.80

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.

(3)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(4)	The March 31, 2006, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Mar. 31,		%
(in millions, except per share amounts)	2006	2005	Change

INTEREST INCOME
Trading assets	$69	$44	57%
Securities available for sale	663	456	45
Mortgages held for sale	609	430	42
Loans held for sale	11	112	(90)
Loans	6,110	4,780	28
Other interest income	70	51	37

Total interest income	7,532	5,873	28

INTEREST EXPENSE
Deposits	1,482	692	114
Short-term borrowings	270	149	81
Long-term debt	910	579	57

Total interest expense	2,662	1,420	87

NET INTEREST INCOME	4,870	4,453	9
Provision for credit losses	433	585	(26)

Net interest income after provision for credit losses	4,437	3,868	15

NONINTEREST INCOME
Service charges on deposit accounts	623	578	8
Trust and investment fees	663	602	10
Card fees	384	326	18
Other fees	488	453	8
Mortgage banking	415	814	(49)
Operating leases	201	208	(3)
Insurance	364	337	8
Net losses on debt securities available for sale	(35)	(4)	775
Net gains from equity investments	190	71	168
Other	392	251	56

Total noninterest income	3,685	3,636	1

NONINTEREST EXPENSE
Salaries	1,672	1,480	13
Incentive compensation	668	465	44
Employee benefits	589	547	8
Equipment	335	370	(9)
Net occupancy	336	404	(17)
Operating leases	161	158	2
Other	1,313	1,268	4

Total noninterest expense	5,074	4,692	8

INCOME BEFORE INCOME TAX EXPENSE	3,048	2,812	8
Income tax expense	1,030	956	8

NET INCOME	$2,018	$1,856	9

EARNINGS PER COMMON SHARE	$1.20	$1.09	10

DILUTED EARNINGS PER COMMON SHARE	$1.19	$1.08	10

DIVIDENDS DECLARED PER COMMON SHARE	$.52	$.48	8

Average common shares outstanding	1,679.2	1,695.4	(1)
Diluted average common shares outstanding	1,697.9	1,715.7	(1)

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions, except per share amounts)	2006	2005	2005	2005	2005

INTEREST INCOME
Trading assets	$69	$48	$44	$54	$44
Securities available for sale	663	594	442	429	456
Mortgages held for sale	609	628	674	481	430
Loans held for sale	11	10	9	15	112
Loans	6,110	5,901	5,416	5,163	4,780
Other interest income	70	63	60	58	51

Total interest income	7,532	7,244	6,645	6,200	5,873

INTEREST EXPENSE
Deposits	1,482	1,331	1,000	825	692
Short-term borrowings	270	242	189	164	149
Long-term debt	910	832	780	675	579

Total interest expense	2,662	2,405	1,969	1,664	1,420

NET INTEREST INCOME	4,870	4,839	4,676	4,536	4,453
Provision for credit losses	433	703	641	454	585

Net interest income after provision for credit losses	4,437	4,136	4,035	4,082	3,868

NONINTEREST INCOME
Service charges on deposit accounts	623	655	654	625	578
Trust and investment fees	663	623	614	597	602
Card fees	384	394	377	361	326
Other fees	488	478	520	478	453
Mortgage banking	415	628	743	237	814
Operating leases	201	200	202	202	208
Insurance	364	272	248	358	337
Net gains (losses) on debt securities available for sale	(35)	(124)	(31)	39	(4)
Net gains from equity investments	190	93	146	201	71
Other	392	434	354	231	251

Total noninterest income	3,685	3,653	3,827	3,329	3,636

NONINTEREST EXPENSE
Salaries	1,672	1,613	1,571	1,551	1,480
Incentive compensation	668	663	676	562	465
Employee benefits	589	428	467	432	547
Equipment	335	328	306	263	370
Net occupancy	336	344	354	310	404
Operating leases	161	161	159	157	158
Other	1,313	1,346	1,356	1,279	1,268

Total noninterest expense	5,074	4,883	4,889	4,554	4,692

INCOME BEFORE INCOME TAX EXPENSE	3,048	2,906	2,973	2,857	2,812
Income tax expense	1,030	976	998	947	956

NET INCOME	$2,018	$1,930	$1,975	$1,910	$1,856

EARNINGS PER COMMON SHARE	$1.20	$1.15	$1.17	$1.14	$1.09

DILUTED EARNINGS PER COMMON SHARE	$1.19	$1.14	$1.16	$1.12	$1.08

DIVIDENDS DECLARED PER COMMON SHARE	$.52	$.52	$.52	$.48	$.48

Average common shares outstanding	1,679.2	1,675.4	1,686.8	1,687.7	1,695.4
Diluted average common shares outstanding	1,697.9	1,693.9	1,705.3	1,707.2	1,715.7

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

				% Change
				Mar. 31, 2006 from
	Mar. 31,	Dec. 31,	Mar. 31,	Dec. 31,	Mar. 31,
(in millions, except shares)	2006	2005	2005	2005	2005

ASSETS
Cash and due from banks	$13,224	$15,397	$13,467	(14)%	(2)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	4,954	5,306	4,784	(7)	4
Trading assets	9,930	10,905	8,487	(9)	17
Securities available for sale	51,195	41,834	31,685	22	62
Mortgages held for sale	43,521	40,534	38,724	7	12
Loans held for sale	629	612	1,769	3	(64)

Loans	306,676	310,837	290,588	(1)	6
Allowance for loan losses	(3,845)	(3,871)	(3,783)	(1)	2

Net loans	302,831	306,966	286,805	(1)	6

Mortgage servicing rights:
Measured at fair value (residential MSRs beginning 2006)	13,800	—	—	—	—
Amortized	142	12,511	8,972	(99)	(98)
Premises and equipment, net	4,493	4,417	3,898	2	15
Goodwill	11,050	10,787	10,645	2	4
Other assets	36,659	32,472	26,407	13	39

Total assets	$492,428	$481,741	$435,643	2	13

LIABILITIES
Noninterest-bearing deposits	$88,701	$87,712	$82,872	1	7
Interest-bearing deposits	219,604	226,738	190,291	(3)	15

Total deposits	308,305	314,450	273,163	(2)	13
Short-term borrowings	21,350	23,892	24,451	(11)	(13)
Accrued expenses and other liabilities	36,312	23,071	22,649	57	60
Long-term debt	84,500	79,668	76,903	6	10

Total liabilities	450,467	441,081	397,166	2	13

STOCKHOLDERS’ EQUITY
Preferred stock	634	325	535	95	19
Common stock — $1-2/3 par value, authorized 6,000,000,000 shares; issued 1,736,381,025 shares	2,894	2,894	2,894	—	—
Additional paid-in capital	10,373	9,934	9,843	4	5
Retained earnings	31,750	30,580	27,512	4	15
Cumulative other comprehensive income	576	665	693	(13)	(17)
Treasury stock — 57,562,467 shares, 58,797,993 shares and 44,059,109 shares	(3,587)	(3,390)	(2,428)	6	48
Unearned ESOP shares	(679)	(348)	(572)	95	19

Total stockholders’ equity	41,961	40,660	38,477	3	9

Total liabilities and stockholders’ equity	$492,428	$481,741	$435,643	2	13

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2006	2005	2005	2005	2005

ASSETS
Cash and due from banks	$13,224	$15,397	$13,931	$13,962	$13,467
Federal funds sold, securities purchased under resale agreements and other short-term investments	4,954	5,306	5,861	5,661	4,784
Trading assets	9,930	10,905	8,477	8,019	8,487
Securities available for sale	51,195	41,834	34,480	29,216	31,685
Mortgages held for sale	43,521	40,534	46,119	31,733	38,724
Loans held for sale	629	612	629	651	1,769

Loans	306,676	310,837	296,189	301,739	290,588
Allowance for loan losses	(3,845)	(3,871)	(3,886)	(3,775)	(3,783)

Net loans	302,831	306,966	292,303	297,964	286,805

Mortgage servicing rights:
Measured at fair value (residential MSRs beginning 2006)	13,800	—	—	—	—
Amortized	142	12,511	10,711	8,498	8,972
Premises and equipment, net	4,493	4,417	4,223	4,156	3,898
Goodwill	11,050	10,787	10,776	10,647	10,645
Other assets	36,659	32,472	25,984	24,474	26,407

Total assets	$492,428	$481,741	$453,494	$434,981	$435,643

LIABILITIES
Noninterest-bearing deposits	$88,701	$87,712	$89,304	$86,791	$82,872
Interest-bearing deposits	219,604	226,738	199,725	188,222	190,291

Total deposits	308,305	314,450	289,029	275,013	273,163
Short-term borrowings	21,350	23,892	23,243	17,905	24,451
Accrued expenses and other liabilities	36,312	23,071	22,795	19,930	22,649
Long-term debt	84,500	79,668	78,592	82,855	76,903

Total liabilities	450,467	441,081	413,659	395,703	397,166

STOCKHOLDERS’ EQUITY
Preferred stock	634	325	389	462	535
Common stock	2,894	2,894	2,894	2,894	2,894
Additional paid-in capital	10,373	9,934	9,878	9,862	9,843
Retained earnings	31,750	30,580	29,636	28,567	27,512
Cumulative other comprehensive income	576	665	721	771	693
Treasury stock	(3,587)	(3,390)	(3,267)	(2,784)	(2,428)
Unearned ESOP shares	(679)	(348)	(416)	(494)	(572)

Total stockholders’ equity	41,961	40,660	39,835	39,278	38,477

Total liabilities and stockholders’ equity	$492,428	$481,741	$453,494	$434,981	$435,643

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2006	2005	2005	2005	2005

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$5,192	$5,158	$5,647	$5,653	$5,334
Trading assets	6,099	5,061	4,782	6,289	5,525
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	866	1,051	1,042	964	930
Securities of U.S. states and political subdivisions	3,106	3,256	3,321	3,434	3,572
Mortgage-backed securities:
Federal agencies	27,718	23,545	17,815	17,616	20,079
Private collateralized mortgage obligations	6,562	8,060	4,245	4,181	3,993

Total mortgage-backed securities	34,280	31,605	22,060	21,797	24,072
Other debt securities (1)	5,280	4,843	3,888	3,249	3,388

Total debt securities available for sale (1)	43,532	40,755	30,311	29,444	31,962
Mortgages held for sale	39,523	42,036	47,510	34,554	31,636
Loans held for sale	651	603	626	1,255	9,062
Loans:
Commercial and commercial real estate:
Commercial	62,769	61,297	59,434	57,749	55,178
Other real estate mortgage	28,686	28,425	28,614	29,504	29,869
Real estate construction	13,850	13,040	12,259	9,814	9,178
Lease financing	5,436	5,347	5,252	5,176	5,126

Total commercial and commercial real estate	110,741	108,109	105,559	102,243	99,351
Consumer:
Real estate 1-4 family first mortgage	74,383	76,233	72,479	79,533	84,589
Real estate 1-4 family junior lien mortgage	59,972	58,157	56,412	54,771	53,059
Credit card	11,765	11,326	10,867	10,285	10,157
Other revolving credit and installment	48,329	46,593	45,380	44,406	35,887

Total consumer	194,449	192,309	185,138	188,995	183,692
Foreign	5,942	5,278	4,914	4,398	4,239

Total loans (2)	311,132	305,696	295,611	295,636	287,282
Other	1,389	1,415	1,511	1,677	1,726

Total earning assets	$407,518	$400,724	$385,998	$374,508	$372,527

FUNDING SOURCES
Deposits:
Interest-bearing checking	$4,069	$3,797	$3,698	$3,561	$3,365
Market rate and other savings	134,228	132,042	129,390	128,333	127,346
Savings certificates	28,718	26,610	23,434	20,932	19,487
Other time deposits	33,726	33,321	22,204	26,378	28,814
Deposits in foreign offices	15,152	14,347	12,359	8,871	10,095

Total interest-bearing deposits	215,893	210,117	191,085	188,075	189,107
Short-term borrowings	26,180	25,395	22,797	22,687	25,434
Long-term debt	81,686	79,169	82,840	78,781	75,680

Total interest-bearing liabilities	323,759	314,681	296,722	289,543	290,221
Portion of noninterest-bearing funding sources	83,759	86,043	89,276	84,965	82,306

Total funding sources	$407,518	$400,724	$385,998	$374,508	$372,527

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,897	$13,508	$13,100	$12,991	$13,090
Goodwill	10,963	10,780	10,736	10,646	10,657
Other	43,817	43,469	38,325	36,946	34,716

Total noninterest-earning assets	$67,677	$67,757	$62,161	$60,583	$58,463

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$86,997	$90,937	$90,665	$85,482	$81,649
Other liabilities	23,320	23,049	21,074	21,348	20,739
Stockholders’ equity	41,119	39,814	39,698	38,718	38,381
Noninterest-bearing funding sources used to fund earning assets	(83,759)	(86,043)	(89,276)	(84,965)	(82,306)

Net noninterest-bearing funding sources	$67,677	$67,757	$62,161	$60,583	$58,463

TOTAL ASSETS	$475,195	$468,481	$448,159	$435,091	$430,990

(1)	Includes certain preferred securities.

(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Quarter ended March 31,
(in millions)	2006	2005

Balance, beginning of period	$40,660	$37,866
Cumulative effect from adoption of FAS 156	101	—
Net income	2,018	1,856
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	—	(1)
Minimum pension liability adjustment	(3)	—
Change in valuation allowance related to:
Investment securities and other interests held	(205)	(292)
Derivative instruments and hedging activities	119	36
Common stock issued	485	329
Common stock repurchased	(646)	(623)
Preferred stock released to ESOP	105	97
Common stock dividends	(874)	(815)
Other, net	201	24

Balance, end of period	$41,961	$38,477

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2006	2005	2005	2005	2005

Commercial and commercial real estate:
Commercial	$63,836	$61,552	$60,588	$58,877	$56,245
Other real estate mortgage	28,754	28,545	28,571	28,282	29,941
Real estate construction	14,308	13,406	12,587	11,589	9,392
Lease financing	5,402	5,400	5,244	5,195	5,121

Total commercial and commercial real estate	112,300	108,903	106,990	103,943	100,699
Consumer:
Real estate 1-4 family first mortgage	66,106	77,768	69,259	81,615	77,281
Real estate 1-4 family junior lien mortgage	61,115	59,143	57,491	55,989	53,867
Credit card	11,618	12,009	11,060	10,608	10,128
Other revolving credit and installment	49,295	47,462	46,201	44,974	44,250

Total consumer	188,134	196,382	184,011	193,186	185,526
Foreign	6,242	5,552	5,188	4,610	4,363

Total loans (net of unearned income)	$306,676	$310,837	$296,189	$301,739	$290,588

FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2006	2005	2005	2005	2005

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$256	$286	$293	$338	$357
Other real estate mortgage	163	165	197	193	191
Real estate construction	21	31	43	44	51
Lease financing	31	45	68	51	59

Total commercial and commercial real estate	471	527	601	626	658
Consumer:
Real estate 1-4 family first mortgage	508	471	409	357	327
Real estate 1-4 family junior lien mortgage	190	144	119	98	101
Other revolving credit and installment	188	171	149	101	87

Total consumer	886	786	677	556	515
Foreign	37	25	23	20	23

Total nonaccrual loans	1,394	1,338	1,301	1,202	1,196
As a percentage of total loans	.45%	.43%	.44%	.40%	.41%

Foreclosed assets:
GNMA loans (1)	227	—	—	—	—
Other	228	191	187	187	207
Real estate investments	—	2	2	2	2

Total nonaccrual loans and other assets	$1,849	$1,531	$1,490	$1,391	$1,405

As a percentage of total loans	.60%	.49%	.50%	.46%	.48%

(1)	As a result of a change in regulatory reporting requirements effective January 1, 2006, foreclosed real estate securing Government National Mortgage Association (GNMA) loans has been classified as nonperforming. These assets are fully collectible because the corresponding GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2006	2005	2005	2005	2005

Balance, beginning of quarter	$4,057	$4,057	$3,944	$3,950	$3,950

Provision for credit losses	433	703	641	454	585

Loan charge-offs:
Commercial and commercial real estate:
Commercial	(79)	(135)	(95)	(92)	(84)
Other real estate mortgage	(1)	(1)	(1)	(2)	(3)
Real estate construction	—	—	(1)	—	(5)
Lease financing	(9)	(8)	(7)	(10)	(10)

Total commercial and commercial real estate	(89)	(144)	(104)	(104)	(102)
Consumer:
Real estate 1-4 family first mortgage	(29)	(28)	(24)	(23)	(36)
Real estate 1-4 family junior lien mortgage	(34)	(36)	(37)	(30)	(33)
Credit card	(105)	(164)	(128)	(134)	(127)
Other revolving credit and installment	(322)	(465)	(369)	(296)	(350)

Total consumer	(490)	(693)	(558)	(483)	(546)
Foreign	(74)	(82)	(72)	(63)	(81)

Total loan charge-offs	(653)	(919)	(734)	(650)	(729)

Loan recoveries:
Commercial and commercial real estate:
Commercial	27	31	35	37	30
Other real estate mortgage	1	3	4	1	8
Real estate construction	1	6	—	7	—
Lease financing	6	5	5	6	5

Total commercial and commercial real estate	35	45	44	51	43
Consumer:
Real estate 1-4 family first mortgage	3	6	6	6	3
Real estate 1-4 family junior lien mortgage	8	9	8	8	6
Credit card	24	22	20	23	21
Other revolving credit and installment	129	115	97	90	63

Total consumer	164	152	131	127	93
Foreign	21	19	18	18	8

Total loan recoveries	220	216	193	196	144

Net loan charge-offs	(433)	(703)	(541)	(454)	(585)

Other	(32)	—	13	(6)	—

Balance, end of quarter	$4,025	$4,057	$4,057	$3,944	$3,950

Components:
Allowance for loan losses	$3,845	$3,871	$3,886	$3,775	$3,783
Reserve for unfunded credit commitments	180	186	171	169	167

Allowance for credit losses	$4,025	$4,057	$4,057	$3,944	$3,950

Net loan charge-offs (annualized) as a percentage of average total loans	.56%	.91%	.73%	.62%	.83%

Allowance for loan losses:
As a percentage of total loans	1.25%	1.25%	1.31%	1.25%	1.30%
As a percentage of nonaccrual loans	276	289	299	314	316
As a percentage of nonaccrual loans and other assets	208	253	261	271	269

Allowance for credit losses:
As a percentage of total loans	1.31%	1.31%	1.37%	1.31%	1.36%
As a percentage of nonaccrual loans	289	303	312	328	330
As a percentage of nonaccrual loans and other assets	218	265	272	284	281

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Mar. 31,		%
(in millions)	2006	2005	Change

Service charges on deposit accounts	$623	$578	8%

Trust and investment fees:
Trust, investment and IRA fees	491	445	10
Commissions and all other fees	172	157	10

Total trust and investment fees	663	602	10

Card fees	384	326	18

Other fees:
Cash network fees	44	43	2
Charges and fees on loans	242	245	(1)
All other	202	165	22

Total other fees	488	453	8

Mortgage banking:
Servicing income, net	81	456	(82)
Net gains on mortgage loan origination/sales activities	273	293	(7)
All other	61	65	(6)

Total mortgage banking	415	814	(49)

Operating leases	201	208	(3)
Insurance	364	337	8
Trading assets	134	143	(6)
Net losses on debt securities available for sale	(35)	(4)	775
Net gains from equity investments	190	71	168
Net gains (losses) on sales of loans	3	(39)	—
Net gains on dispositions of operations	137	1	—
All other	118	146	(19)

Total	$3,685	$3,636	1

NONINTEREST EXPENSE

	Quarter ended Mar. 31,		%
(in millions)	2006	2005	Change

Salaries	$1,672	$1,480	13%
Incentive compensation	668	465	44
Employee benefits	589	547	8
Equipment	335	370	(9)
Net occupancy	336	404	(17)
Operating leases	161	158	2
Outside professional services	193	163	18
Contract services	132	139	(5)
Travel and entertainment	130	110	18
Outside data processing	104	106	(2)
Advertising and promotion	106	89	19
Postage	81	72	13
Telecommunications	70	72	(3)
Insurance	76	79	(4)
Stationary and supplies	51	45	13
Operating losses	62	78	(21)
Security	43	41	5
Core deposit intangibles	29	32	(9)
Charitable donations	17	22	(23)
Net gains from debt extinguishment	(2)	(1)	100
All other	221	221	—

Total	$5,074	$4,692	8

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2006	2005	2005	2005	2005

Service charges on deposit accounts	$623	$655	$654	$625	$578

Trust and investment fees:
Trust, investment and IRA fees	491	481	473	456	445
Commissions and all other fees	172	142	141	141	157

Total trust and investment fees	663	623	614	597	602

Card fees	384	394	377	361	326

Other fees:
Cash network fees	44	45	45	47	43
Charges and fees on loans	242	237	280	260	245
All other	202	196	195	171	165

Total other fees	488	478	520	478	453

Mortgage banking:
Servicing income, net	81	257	373	(99)	456
Net gains on mortgage loan origination/sales activities	273	269	273	250	293
All other	61	102	97	86	65

Total mortgage banking	415	628	743	237	814

Operating leases	201	200	202	202	208
Insurance	364	272	248	358	337
Trading assets	134	180	184	64	143
Net gains (losses) on debt securities available for sale	(35)	(124)	(31)	39	(4)
Net gains from equity investments	190	93	146	201	71
Net gains (losses) on sales of loans	3	2	3	39	(39)
Net gains on dispositions of operations	137	12	1	—	1
All other	118	240	166	128	146

Total	$3,685	$3,653	$3,827	$3,329	$3,636

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2006	2005	2005	2005	2005

Salaries	$1,672	$1,613	$1,571	$1,551	$1,480
Incentive compensation	668	663	676	562	465
Employee benefits	589	428	467	432	547
Equipment	335	328	306	263	370
Net occupancy	336	344	354	310	404
Operating leases	161	161	159	157	158
Outside professional services	193	253	230	189	163
Contract services	132	153	163	141	139
Travel and entertainment	130	134	120	117	110
Outside data processing	104	108	114	121	106
Advertising and promotion	106	109	128	117	89
Postage	81	69	72	68	72
Telecommunications	70	65	74	67	72
Insurance	76	28	17	100	79
Stationary and supplies	51	57	48	55	45
Operating losses	62	38	52	26	78
Security	43	42	42	42	41
Core deposit intangibles	29	30	30	31	32
Charitable donations	17	13	8	18	22
Net losses (gains) from debt extinguishment	(2)	12	(1)	1	(1)
All other	221	235	259	186	221

Total	$5,074	$4,883	$4,889	$4,554	$4,692

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended March 31,
	2006			2005
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$5,192	4.21%	$54	$5,334	2.40%	$32
Trading assets	6,099	4.61	69	5,525	3.22	44
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	866	4.30	9	930	3.93	9
Securities of U.S. states and political subdivisions	3,106	8.13	60	3,572	8.41	71
Mortgage-backed securities:
Federal agencies	27,718	5.92	406	20,079	6.01	291
Private collateralized mortgage obligations	6,562	6.46	104	3,993	5.44	53

Total mortgage-backed securities	34,280	6.02	510	24,072	5.91	344
Other debt securities (4)	5,280	7.86	104	3,388	7.20	57

Total debt securities available for sale (4)	43,532	6.36	683	31,962	6.26	481
Mortgages held for sale (3)	39,523	6.16	609	31,636	5.44	430
Loans held for sale (3)	651	6.93	11	9,062	5.02	112
Loans:
Commercial and commercial real estate:
Commercial	62,769	7.71	1,195	55,178	6.20	844
Other real estate mortgage	28,686	7.01	497	29,869	5.88	433
Real estate construction	13,850	7.59	259	9,178	6.08	138
Lease financing	5,436	5.80	79	5,126	6.14	79

Total commercial and commercial real estate	110,741	7.42	2,030	99,351	6.09	1,494
Consumer:
Real estate 1-4 family first mortgage	74,383	6.82	1,259	84,589	6.00	1,261
Real estate 1-4 family junior lien mortgage	59,972	7.65	1,131	53,059	6.01	787
Credit card	11,765	13.23	389	10,157	11.92	303
Other revolving credit and installment	48,329	9.39	1,120	35,887	8.95	793

Total consumer	194,449	8.10	3,899	183,692	6.91	3,144
Foreign	5,942	12.57	185	4,239	13.82	146

Total loans (5)	311,132	7.95	6,114	287,282	6.73	4,784
Other	1,389	4.62	16	1,726	4.32	19

Total earning assets	$407,518	7.50	7,556	$372,527	6.42	5,902

FUNDING SOURCES
Deposits:
Interest-bearing checking	$4,069	2.23	22	$3,365	1.05	9
Market rate and other savings	134,228	2.08	687	127,346	1.04	325
Savings certificates	28,718	3.45	245	19,487	2.48	119
Other time deposits	33,726	4.48	373	28,814	2.53	180
Deposits in foreign offices	15,152	4.16	155	10,095	2.38	59

Total interest-bearing deposits	215,893	2.78	1,482	189,107	1.48	692
Short-term borrowings	26,180	4.17	270	25,434	2.38	149
Long-term debt	81,686	4.49	910	75,680	3.08	579

Total interest-bearing liabilities	323,759	3.33	2,662	290,221	1.98	1,420
Portion of noninterest-bearing funding sources	83,759	—	—	82,306	—	—

Total funding sources	$407,518	2.65	2,662	$372,527	1.55	1,420

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.85%	$4,894		4.87%	$4,482

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,897			$13,090
Goodwill	10,963			10,657
Other	43,817			34,716

Total noninterest-earning assets	$67,677			$58,463

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$86,997			$81,649
Other liabilities	23,320			20,739
Stockholders’ equity	41,119			38,381
Noninterest-bearing funding sources used to fund earning assets	(83,759)			(82,306)

Net noninterest-bearing funding sources	$67,677			$58,463

TOTAL ASSETS	$475,195			$430,990

(1)	Our average prime rate was 7.43% and 5.44% for the quarters ended March 31, 2006 and 2005, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 4.76% and 2.84% for the same quarters, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(income/expense in millions, average balances in billions)	2006	2005	2005	2005	2005

COMMUNITY BANKING
Net interest income	$3,256	$3,281	$3,209	$3,121	$3,091
Provision for credit losses	189	285	226	197	187
Noninterest income	2,143	2,432	2,619	1,992	2,375
Noninterest expense	3,387	3,336	3,350	3,066	3,220

Income before income tax expense	1,823	2,092	2,252	1,850	2,059
Income tax expense	613	705	759	610	706

Net income	$1,210	$1,387	$1,493	$1,240	$1,353

Average loans	$190.4	$190.5	$184.4	$189.3	$183.9
Average assets	314.8	313.8	298.8	289.4	289.8
Average core deposits	228.0	228.1	223.5	214.5	206.2

WHOLESALE BANKING
Net interest income	$680	$638	$598	$591	$566
Provision (reversal of provision) for credit losses	(2)	7	—	(10)	4
Noninterest income	1,096	907	893	1,005	951
Noninterest expense	992	876	895	874	842

Income before income tax expense	786	662	596	732	671
Income tax expense	258	217	193	242	220

Net income	$528	$445	$403	$490	$451

Average loans	$67.6	$64.7	$63.3	$61.2	$59.5
Average assets	95.9	92.8	90.1	88.6	85.7
Average core deposits	25.9	25.3	23.6	23.8	25.6

WELLS FARGO FINANCIAL
Net interest income	$934	$920	$869	$824	$796
Provision for credit losses	246	411	415	267	394
Noninterest income	446	314	315	332	310
Noninterest expense	695	671	644	614	630

Income before income tax expense	439	152	125	275	82
Income tax expense	159	54	46	95	30

Net income	$280	$98	$79	$180	$52

Average loans	$53.1	$50.5	$47.9	$45.1	$43.9
Average assets	58.7	56.1	53.5	51.3	49.7
Average core deposits	.1	—	.1	—	—

OTHER (2)
Average assets	$5.8	$5.8	$5.8	$5.8	$5.8

CONSOLIDATED COMPANY
Net interest income	$4,870	$4,839	$4,676	$4,536	$4,453
Provision for credit losses	433	703	641	454	585
Noninterest income	3,685	3,653	3,827	3,329	3,636
Noninterest expense	5,074	4,883	4,889	4,554	4,692

Income before income tax expense	3,048	2,906	2,973	2,857	2,812
Income tax expense	1,030	976	998	947	956

Net income	$2,018	$1,930	$1,975	$1,910	$1,856

Average loans	$311.1	$305.7	$295.6	$295.6	$287.3
Average assets	475.2	468.5	448.2	435.1	431.0
Average core deposits	254.0	253.4	247.2	238.3	231.8

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect the realignment of the automobile financing business into Wells Fargo Financial in third quarter 2005 and the realignment of the insurance business into Wholesale Banking in first quarter 2006, results for prior periods have been revised.

(2)	There are no reconciling items for net income, average loans or average core deposits for the periods presented. Average assets consist of unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING
Effective January 1, 2006, upon adoption of FAS 156, we re-measured our residential mortgage servicing rights (MSRs) at fair value and recognized a pre-tax adjustment of $158 million to residential MSRs and recorded a corresponding cumulative effect adjustment of $101 million (after-tax) to the 2006 beginning balance of retained earnings in our Statement of Changes in Stockholders’ Equity. The table below reconciles the December 31, 2005, and the January 1, 2006, balance of MSRs.

	Residential	Commercial	Total
(in millions)	MSRs	MSRs	MSRs

Balance at December 31, 2005	$12,389	$122	$12,511
Remeasurement upon adoption of FAS 156	158	—	158

Balance at January 1, 2006	$12,547	$122	$12,669

Quarter ended
(in millions)	Mar. 31, 2006

Residential MSRs measured using the fair value method:
Fair value, beginning of quarter	$12,547
Purchases	219
Servicing from securitizations or asset transfers	989

Changes in fair value:
Due to changes in valuation model inputs or assumptions (1)	522
Other changes in fair value (2)	(477)

Fair value, end of quarter	$13,800

(1)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(2)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2006	2005	2005	2005	2005

Amortized MSRs:
Balance, beginning of quarter	$122	$11,953	$10,096	$10,266	$9,466
Purchases	25	912	783	453	535
Servicing from securitizations or asset transfers	—	888	850	529	385
Amortization	(5)	(486)	(542)	(493)	(470)
Other (includes changes due to hedging)	—	431	766	(659)	350

Balance, end of quarter	$142	$13,698	$11,953	$10,096	$10,266

Valuation allowance:
Balance, beginning of quarter	$—	$1,242	$1,598	$1,294	$1,565
Provision (reversal of provision) for MSRs in excess of fair value	—	(55)	(356)	304	(271)

Balance, end of quarter	$—	$1,187	$1,242	$1,598	$1,294

Amortized MSRs, net	$142	$12,511	$10,711	$8,498	$8,972

Fair value of amortized MSRs:
Beginning of quarter	$146	$10,845	$8,517	$8,989	$7,913
End of quarter	205	12,693	10,845	8,517	8,989

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2006	2005	2005	2005	2005

Servicing income, net:
Servicing fees (1)	$747	$675	$619	$593	$570
Changes in fair value of MSRs:
Due to changes in valuation model inputs or assumptions (2)	522	—	—	—	—
Other changes in fair value (3)	(477)	—	—	—	—
Amortization	(5)	(486)	(542)	(493)	(470)
Reversal of provision (provision) for MSRs in excess of fair value	—	55	356	(304)	271
Net derivative gains (losses):
Fair value accounting hedges (4)	—	(176)	(60)	105	85
Economic hedges (5)	(706)	189	—	—	—

Total servicing income, net	$81	$257	$373	$(99)	$456

Market-related valuation changes to MSRs, net of hedge results (2)+(5)	$(184)

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Results related to MSRs fair value hedging activities under FAS 133, Accounting for Derivative Instruments and Hedging Activities (as amended), consist of gains (losses) excluded from the evaluation of hedge effectiveness and the ineffective portion of the change in the value of these derivatives. Gains and losses excluded from the evaluation of hedge effectiveness are those caused by market conditions (volatility) and the spread between spot and forward rates priced into the derivative contracts (the passage of time).

(5)	Represents results from free-standing derivatives used to economically hedge the risk of changes in fair value of MSRs.

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in billions)	2006	2005	2005	2005	2005

Managed servicing portfolio:
Loans serviced for others (1)	$931	$871	$815	$761	$724
Owned loans serviced (2)	110	118	115	113	116

Total owned servicing	1,041	989	930	874	840
Sub-servicing	25	27	29	32	33

Total managed servicing portfolio	$1,066	$1,016	$959	$906	$873

Ratio of MSRs to related loans serviced for others	1.50%	1.44%	1.31%	1.12%	1.24%
Weighted-average note rate (owned servicing only)	5.75%	5.72%	5.71%	5.75%	5.75%

(1)	Consists of 1-4 family first mortgage and commercial mortgage loans.

(2)	Consists of mortgages held for sale and 1-4 family first mortgage loans.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION AND SERVICING DATA

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in billions)	2006	2005	2005	2005	2005

Application Data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$95	$89	$116	$117	$91
Refinances as a percentage of applications	39%	43%	43%	42%	41%
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$59	$50	$66	$73	$59

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in billions)	2006	2005	2005	2005	2005

Residential Real Estate Originations: (1)
Quarter:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$26	$34	$42	$36	$27
Correspondent/Wholesale	53	64	48	37	27
Home equity loans and lines	9	12	10	9	8
Wells Fargo Financial	3	3	3	3	3

Total	$91	$113	$103	$85	$65

Year-to-date	$91	$366	$253	$150	$65

(1)	Consists of residential real estate originations from all Wells Fargo channels.